SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 7, 2002


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    0-21637                   95-4592204
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)


                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                    (Address of Principal Executive Offices)


                                 (818) 615-1500
                         (Registrant's Telephone Number)


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ITEM 5.  OTHER EVENTS.

     On March 7, 2002, we entered into a Common Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement") among us, Harris Toibb, a current investor, and MarKev Services, LLC, an entity co-owned by our Chairman and our Chief Executive Officer and President (collectively, the "Purchasers"), whereby we sold (i) 5,673,222 shares of our common stock at $0.1322 per share (the "Purchase Price"), a price per share of our common stock based on the volume weighted average price of a share of our common stock on the American Stock Exchange over the five (5) consecutive trading days immediately preceding March 7, 2002, for an aggregate investment amount of $750,000 (the "Investment Amount"), and (ii) warrants (the "Warrants") to purchase in the aggregate up to 10,085,728 shares of our common stock at an exercise price per share of $0.148725, which represents a price paid per share equal to 1.125 times the Purchase Price. Each of the Purchasers received "piggyback" registration rights with respect to the common stock they purchased and with respect to the common stock issuable upon exercise of the Warrants.

     In support of the recent financing transaction, we sought and received an opinion from a reputable financial firm that the financing transaction is fair to us and our stockholders from a financial point of view.

     The financing transaction was unanimously approved by an independent committee of the Board, as well as by the Board of Directors, with only our Chairman and our Chief Executive Officer and President, who is also a Director, abstaining because of their interest in the transaction.

     The Stock Purchase Agreement (including an attached form of Warrant), and our press release announcing the financing transaction, dated March 8, 2002, are attached to this Form 8-K as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by this reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)  Exhibits.

              10.1  Common Stock and Warrant Purchase Agreement, dated
                    March 7, 2002, by and among the Registrant, Harris Toibb, and MarKev Services, LLC.

              99.1  Press Release, dated March 8, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 11, 2002                  BRILLIANT DIGITAL ENTERTAINMENT, INC.


                                        By:   /S/ ROBERT CHMIEL
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                                              Robert Chmiel
                                              Chief Operating Officer and
                                              Chief Financial Officer